EXHIBIT 2.1

ARTICLES OF INCORPORATION AND CERTIFICATE OF AMENDMENT
OF LAKESIDE SERENITY RESORTS INC.

STATE OF NEW JERSEY
DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

FILING CERTIFICATION
(CERTIFIED COPY)

LAKESIDE SERENITY RESORTS INC.

Corporation Number: 0451289474

I, the Treasurer of the State of New Jersey, do hereby certify that the above-named did file and record in this department the below listed document(s) and that the foregoing is a true copy of the formation certificate as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my Official Seal this 21st day of May, 2025.

Elizabeth Maher Muoio
State Treasurer

Certificate Number: 4280468778

Verify this certificate online at:
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

LAKESIDE SERENITY RESORTS INC.

The Undersigned Incorporator(s), for the purpose of amending the original Certificate of Incorporation, does (do) hereby execute the following Certificate of Amendment, pursuant to the provisions of NJSA 14A:9-1 et seq.

1. Name of Corporation:

LAKESIDE SERENITY RESORTS INC.

2. Corporation Number:

0451289474

3. Amendments:

Article 6, the Corporate Stock is amended to the following:

The Stock (Total Number of Shares) is amended to 20,000,000.

4. Adoption of Amendment:

The foregoing amendment was adopted by the unanimous consent of the Incorporator(s) before the organization meeting of the first Board of Directors/Trustees.

Signature

XIAOWEI JIN

The undersigned represent(s) that this filing complies with State law as detailed in NJSA 14A:9-1 et seq. and that they are authorized to sign this form on behalf of the NJ Domestic For-Profit Corporation on May 22, 2025.

New Jersey Division of Revenue & Enterprise Services
Certificate of Amendment to the Certificate of Incorporation By The Incorporator(s)
NJSA 14A:9-1 et seq.
New Jersey Profit Corporation Act

Business Amendments Filed

Validation Number: 4280627244
05/22/25 10:39:27

Verify this certificate online at:
https://www1.state.nj.us/TYTR_StandingCert/JSP/Verify_Cert.jsp

ORIGINAL CERTIFICATE OF INCORPORATION

NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF INC. (PROFIT)

LAKESIDE SERENITY RESORTS INC.

Corporation Number: 0451289474

The above-named DOMESTIC PROFIT CORPORATION was duly filed in accordance with New Jersey State Law on 05/21/2025 and was assigned identification number 0451289474.

Following are the articles that constitute its original certificate.

1. Name:

LAKESIDE SERENITY RESORTS INC.

2. Registered Agent:

XIAOWEI JIN

3. Registered Office:

340 ROUTE 94
FREDON TWP, NEW JERSEY 07860

4. Business Purpose:

START A NEW BUSINESS IN NEW JERSEY

5. Duration:

PERPETUAL

6. Stock:

200

7. Effective Date of this filing:

05/21/2025

8. First Board of Directors:

XIAOWEI JIN
340 ROUTE 94
FREDON TWP, NEW JERSEY 07860

9. Incorporators:

XIAOWEI JIN
340 ROUTE 94
FREDON TWP, NEW JERSEY 07860

10. Main Business Address:

340 ROUTE 94
FREDON TWP, NEW JERSEY 07860

Signatures:

XIAOWEI JIN
INCORPORATOR

CERTIFICATE OF INCORPORATION

NEW JERSEY DEPARTMENT OF THE TREASURY
DIVISION OF REVENUE AND ENTERPRISE SERVICES

CERTIFICATE OF INC. (PROFIT)

LAKESIDE SERENITY RESORTS INC.

Corporation Number: 0451289474

Certificate Number: 4280468828

INTERNAL REVENUE SERVICE
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE
CINCINNATI OH 45999-0023

Date of this notice: 05-21-2025

Employer Identification Number:
39-2265591

Form: SS-4
Number of this notice: CP 575 A

LAKESIDE SERENITY RESORTS INC.
340 ROUTE 94
FREDON TWP, NJ 07860

WE ASSIGNED YOU AN EMPLOYER IDENTIFICATION NUMBER

Thank you for applying for an Employer Identification Number (EIN). We assigned you EIN 39-2265591. This EIN will identify your business accounts, tax returns, and documents, even if you have no employees. Please keep this notice in your permanent records.

When filing tax documents, making payments, or replying to any related correspondence, it is very important that you use your EIN and complete name and address exactly as shown above.

Based on the information received from you or your representative, you must file the following forms by the dates shown:

Form 1120   08/15/2026

IMPORTANT REMINDERS

Keep a copy of this notice in your permanent records.

Use this EIN and your name exactly as they appear at the top of this notice on all your federal tax forms.

Refer to this EIN on your tax-related correspondence and documents.

Provide future officers of your organization with a copy of this notice.

Your name control associated with this EIN is LAKE.